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                                                                      Exhibit 21

                             Myers Industries, Inc.
                        Direct and Indirect Subsidiaries
                              As of January 1, 2006

NORTH AND CENTRAL AMERICAN OPERATIONS

Ameri-Kart Corp.                                            Kansas
   - WEK South Corp.                                        North Carolina
Ameri-Kart (MI) Corp.                                       Michigan
Buckhorn Inc.                                               Ohio
   - Buckhorn Limited                                       UK
   - Buckhorn Canada, Inc.                                  Ontario, Canada
   - Buckhorn Rubber Products Inc.                          Missouri
Eastern Tire Equipment & Supplies, Limited                  Quebec, Canada
Grower Express Trucking, Inc.                               Ohio
JMKO Corp.                                                  Missouri
   - AC Buckhorn LLC (50%)                                  Missouri, USA
Listo Products, Ltd.                                        Yukon Territory
MYE Automotive, Inc.                                        Delaware
   - Michigan Rubber Products, Inc.                         Michigan
   - WEK Industries, Inc.                                   Delaware
MYEcap Financial Corp.                                      Ohio
MYELux, LLC                                                 Ohio
   - MYELux International Finance, S.e.c.s. (GP 98.67%)     Luxembourg
MYELux International Finance, S.e.c.s. (LP 1.33%)           Luxembourg
Myers do Brasil Embalagens Plasticas Ltda.                  Brazil
Myers International, Inc.                                   Ohio
   - Myers de El Salvador S.A. De C.V.(75%)                 El Salvador
      --  Orientadores Comerciales S.A.                     Guatemala
      --  Myers de Panama S.A.                              Panama
      --  Myers TSCA, S.A.                                  Panama
      --  Pancanal Corporate Services, S.A.                 Panama
Myers de El Salvador S.A. De C.V. (25%)                     El Salvador
Myers Missouri, Inc.                                        Missouri
   - AC Buckhorn LLC (50%)                                  Missouri
Myer's Tire Supply (Canada) Limited                         Ontario, Canada
Myers Tire Supply Distribution, Inc.                        Ohio
Patch Rubber Company                                        North Carolina
   - Kwik Patch Private Ltd. (30.98%)                       India
Productivity California, Inc.                               California

REPORTED OPERATING DIVISIONS OF MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Akro-Mils (of Myers Industries, Inc.)                       Akron, Ohio
Dillen Products  (of Myers Industries, Inc.)                Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)         Mebane, NC
Myers Tire Supply  (of Myers Industries, Inc.)              Akron, Ohio


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

continued

                             MYERS INDUSTRIES, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES
                              As of January 1, 2006

EUROPEAN AND DANISH OPERATIONS

MYELux International Finance, S.e.c.s.                      Luxembourg
   - Myers International Holding, S.a.r.l.                  Luxembourg
      -- Allibert-Buckhorn Europe, SAS                      France
         --- SCI de la Plaine                               France
         --- Holdiplast SA                                  France
         --- Allibert Buckhorn France, SAS                  France
            ---- Allibert (Anshan) Plastic Anticorrosive
                 Equipement Co. Ltd. (10%)                  China
            ---- Shanghai Allibert Plastic Anticorrosive
                 Equipment Co. Ltd. (10%)                   China
            ---- Allibert Contenitori SpA                   Italy
            ---- Allibert Contentores-Sistemas de
                 Armazenagem, S.A.                          Portugal
            ---- Allibert Buckhorn UK Limited               UK
                 ----- Allibert Manutencion S.A.            Spain
            ---- Allibert Equipement Sprl                   Belgium
         --- Allibert Transport und Lagertechnik
             Verwaltungsgesellschaft mbH                    Germany
         --- Allibert Transport und Lagertechnik GmbH &
             Co Kg                                          Germany

raaco International A/S                                     Denmark
   - raaco Benelux Storage Systems B.V.                     Netherlands
   - raaco France SA                                        France
   - raaco Germany Handelsgesellschaft mbH                  Germany
   - raaco Great Britain Ltd.                               UK
   - raaco Sweden AB                                        Sweden


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